As filed with the Securities and Exchange Commission on December 31, 2002

                                                       Registration No. ________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        EVCI CAREER COLLEGES INCORPORATED
             (Exact name of registrant as specified in its charter)

                                  ------------

             Delaware                                  06-1488212
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                      35 East Grassy Sprain Road, Suite 200
                             Yonkers, New York 10710
                                 (914) 787-3500
                    (Address of Principal Executive Offices)

                    Amended and Restated 1998 Incentive Plan

                              (Full title of plan)
                              --------------------

                              Dr. Arol I. Buntzman
                      35 East Grassy Sprain Road, Suite 200
                             Yonkers, New York 10710
                                 (914) 787-3500

          (Name and address and telephone number of agent for service)
                                   -----------

                                   Copies to:

                             Joseph D. Alperin, Esq.
                        Fischbein Badillo Wagner Harding
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 826-2000
                                   -----------

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------- --------------------- --------------------- ---------------------
    Title Of Securities          Amount To Be        Proposed Maximum      Proposed Maximum         Amount Of
     To Be Registered             Registered        Offering Price Per    Aggregate Offering     Registration Fee
                                                          Share                 Price
---------------------------- --------------------- --------------------- --------------------- ---------------------

Common Stock, $.0001
par value...............         488,500 (1)            $0.70 (2)            $341,950 (2)           $31.46 (2)

---------------------------- --------------------- --------------------- --------------------- ---------------------

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of common stock as may be required to be issued upon exercise of options or warrants in the event of a stock dividend, stock split, recapitalization or similar event.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the last sale price of $0.70 on December 26, 2002 as reported by Nasdaq, and Rule 457(h) under the Securities Act of 1933.

                                EXPLANATORY NOTE

     Pursuant to the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 are not included in this Registration Statement.

     The contents of the Registrant's Form S-8, Registration No. 333-34158 (the "Prior Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on April 6, 2000, are hereby incorporated by reference in this Registration Statement.

     This Registration Statement registers additional shares of common stock under the Registrant's Amended and Restated 1998 Incentive Plan. The Prior Registration Statement registered additional shares of common stock which became available under the original 1998 Incentive Plan when it was amended and restated for the first time.



                                     PART II

Item 8.  Exhibits.

     Exhibit
       Nos.         Description of Exhibit
     -------        ----------------------

       4.1 EVCI Career Colleges Incorporated Amended and Restated 1998 Incentive Plan, as amended and restated as of December 13, 2002

        5           Opinion of Fischbein Badillo Wagner Harding.

       23.1         Consent of Goldstein Golub Kessler LLP

       23.2         Consent of Fischbein Badillo Wagner Harding (included in
                    Exhibit 5).

Item 9.  Undertakings.

     (a) The small business issuer will:


          (i) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


          (ii) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 31st day of December, 2002.


                               EDUCATIONAL VIDEO CONFERENCING, INC.


                               By: /s/ Dr. Arol I. Buntzman
                                   __________________________________
                                   Dr. Arol I. Buntzman, Chairman of the Board
                                   and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                         Title                                Date
       ---------                         -----                                ----


/s/ Dr. Arol I. Buntzman     Chairman of the Board and Chief           December 31, 2002
-------------------------    Executive Officer
Dr. Arol I. Buntzman


/s/ Dr. John J. McGrath      President and Director                    December 31, 2002
-------------------------
Dr. John J. McGrath


/s/ Richard Goldenberg       Chief Financial Officer, Secretary and    December 31, 2002
-------------------------    Director (Principal Financial and
Richard Goldenberg           Accounting Officer)


/s/ Royce N. Flippin, Jr.    Director                                  December 31, 2002
-------------------------
Royce N. Flippin, Jr.


/s/ Philip M. Getter         Director                                  December 31, 2002
-------------------------
Philip M. Getter


                             Director                                  December 31, 2002
-------------------------
Elie Housman

                                  EXHIBIT INDEX

 Exhibit No.     Description of Exhibit
 -----------     ----------------------

   4.1 EVCI Career Colleges Incorporated Amended and Restated 1998 Incentive Plan, as amended and restated as of December 13, 2002

   5             Opinion of Fischbein  Badillo  Wagner  Harding.

   23.1          Consent of Goldstein Golub Kessler LLP.

   23.2          Consent of Fischbein  Badillo  Wagner  Harding (included in
                 Exhibit 5).